UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

Ocean Biomedical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of Principal Executive Offices)

(401) 444-7375

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 30, 2023, Ocean Biomedical, Inc. (the “Company”) held a special meeting of stockholders (the “Meeting”). As of the close of business on August 3, 2023, the record date for the Meeting, there were 34,062,724 shares of the Company’s common stock issued and outstanding. A total of 25,756,950 shares were present or represented by proxy at the Meeting, representing approximately 75.6% of the issued and outstanding shares of common stock of the Company as of the record date for the Meeting, which constituted a quorum to conduct business.

As more fully described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2023 (the “Proxy Statement”), the primary purpose of the Meeting was to submit to the Company’s stockholders a proposal to consider and approve, for purposes of complying with Nasdaq Listing Rule 5635(d) (the “Nasdaq Proposal”), the potential issuance of shares of Company common stock that may later be issued upon the conversion of up to three Senior Secured Convertible Notes and the exercise of a warrant (having an initial exercise price of $11.50 per share) issued, or that may later be issued, pursuant to the terms of a Securities Purchase Agreement dated May 15, 2023 (the “SPA”).

To date, the Company has only effected one closing under the SPA for a single Senior Secured Convertible Note in the principal amount of $7.56 million (the “Note”). The Note is debt, which is convertible into common stock, and, thus far, aside from approximately 24,400 shares of Company common stock have been issued to the Note holder in satisfaction of accrued interest otherwise due under the Note, no other shares have been issued. Furthermore, no portion of the warrant has been exercised. Subject to the satisfaction of various conditions, the Company may later be extended up to two additional loans under the SPA, and amounts due under the any promissory note issuable under the SPA may be converted into shares of Company common stock. If all amounts due under the single Note that is currently outstanding would convert in full at the conversion price now in effect, the total number of shares of Company common stock issuable to the holder would equate to approximately 2% of the Company’s currently issued and outstanding common stock (although the conversion price may, under certain circumstances, be subject to adjustment).

The Nasdaq Proposal was submitted to the Company’s stockholders at the Meeting with the final voting results as follows:

For	Against	Abstain
25,268,869	472,508	15,573

The Adjournment Proposal described in the Proxy Statement was not presented at the Meeting because there were sufficient votes at the time of the Meeting to approve the adoption of the Nasdaq Proposal.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN BIOMEDICAL, INC.

	By:	/s/ Elizabeth Ng
Elizabeth Ng
Chief Executive Officer

Date: September 6, 2023